Exhibit 99.1

[LOGO OF BROOKS AUTOMATION]         Brooks Automation, Inc.  Tel  (978) 262-2400
                                    15 Elizabeth Drive       Fax (978) 262-2500
                                    Chelmsford, MA 01824     www.brooks.com

FINAL
-----

CONTACT:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com

       BROOKS AUTOMATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR
                      FISCAL 2005 ENDED SEPTEMBER 30, 2005

 COMPANY MEETS REVENUES GUIDANCE AND CONTINUES TO GENERATE CASH FROM OPERATIONS.

CHELMSFORD, Mass., November 9, 2005 -- Brooks Automation, Inc. (NASDAQ: BRKS), which develops and produces hardware, software and systems that enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced results for its fourth quarter and full year of fiscal 2005 ended September 30, 2005.

Revenues for the fourth quarter of fiscal 2005 were $103.3 million, a 9.2 percent sequential decrease from the preceding quarter revenues of $113.8 million and a decline of 36.4 percent from a year ago revenues of $162.3 million for the same period. Bookings during the quarter were $86.4 million, a sequential decrease of 8.0 percent from the preceding quarter reported bookings of $93.9 million.

Net loss for the fourth quarter of fiscal 2005 on a GAAP ("Generally Accepted Accounting Principles") basis was $7.6 million or $0.17 per share, which included $7.8 million or $0.17 per share in charges related to restructuring and amortization of acquired intangible assets. This GAAP net loss compares to GAAP net income in the immediately preceding quarter of $0.9 million or $0.02 per diluted share, which included $0.04 per share in charges related to restructuring and amortization of acquired intangible assets.

Revenues for the full fiscal year 2005 were $463.7 million, a 13.3 percent sequential decline from year ago revenues of $535.1 million, primarily due to the decline in capital expenditures by the semiconductor industry. Full year GAAP net loss from continuing operations was $6.5 million or $0.15 per share, which included $0.44 per share in charges related to restructuring and amortization of acquired intangible assets.

Edward C. Grady, president and chief executive officer of Brooks Automation, said "Fiscal year 2005 was another difficult year for the industry after a period of recovery in 2004. While Brooks' hardware business was generally in line with the semiconductor capital equipment market, software faced a tougher environment due to fewer new fabs and slow traction penetrating other industry verticals. Nevertheless, I was pleased that throughout the year, the Company stayed focused on managing the business and delivering good operational performance by controlling costs, reducing inventory and generating cash from operations. During the year, we also successfully introduced 13 new hardware products and captured 47 new design-in wins.

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PRESS RELEASE

"Our financial results for Q4 were slightly better than analysts' consensus estimates, which are non-GAAP measures. The GAAP loss of $0.17 per share for the quarter included charges of $0.17 per share related to restructuring and amortization of acquired intangible assets. We stayed on track in positioning Brooks as a key outsourcing partner to major tier one OEM customers especially for the vacuum automation market. With the completion of our strategic business combination with Helix Technology on October 26, we believe we have strengthened our company in many areas. We are especially pleased that we have increased our ability to provide more integrated content for vacuum systems, and the opportunity we have to leverage Helix's highly-regarded customer support and service programs to improve relations with major customers on a global scale. We are working to complete the integration of the two companies as quickly as possible in order to realize synergies of the merger, minimize distractions and bring value to our stakeholders."

Mr. Grady commented on the financial outlook for the next quarter. "Our guidance for the first quarter of fiscal 2006 includes partial contributions from Helix, since the transaction closed in October. We expect revenues in the December quarter to be in the range of $120 to $125 million. We believe bookings will increase 15 to 20 percent over the September bookings for the standalone Brooks entity and total bookings should be in the $125 to $130 million range for the consolidated company."

BUSINESS SEGMENT DATA

The following table (unaudited) summarizes the two business segments of Brooks for the fourth quarter of fiscal 2005 and the full year of fiscal 2005.

                                                  Hardware         Software          Total
                                                ------------     ------------     ------------
THREE MONTHS ENDED SEPTEMBER 30, 2005:
  Revenues, in thousands                        $     83,565     $     19,734     $    103,299
  Gross margin, in thousands                    $     24,444     $     12,347     $     36,791
  Gross margin, %                                       29.3%            62.6%            35.6%
  Operating margin, in thousands                $      1,819     $     (2,181)    $       (362)
  Amortization of acquired intangible assets                                      $        736
  Restructuring charges                                                           $      7,055
  Total loss from continuing operations                                           $     (8,153)

YEAR ENDED SEPTEMBER 30, 2005:
  Revenues, in thousands                        $    369,778     $     93,968     $    463,746
  Gross margin, in thousands                    $    100,027     $     62,775     $    162,802
  Gross margin, %                                       27.1%            66.8%            35.1%
  Operating margin, in thousands                $     13,321     $      3,558     $     16,879
  Amortization of acquired intangible assets                                      $      3,100
  Restructuring charges                                                           $     16,542
  Total loss from continuing operations                                           $     (2,763)

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PRESS RELEASE

Q4 FISCAL 2005 HIGHLIGHTS

     o Announced acquisition of Helix Technology Corporation on July 11, 2005, and completed the transaction on October 26, 2005 after the completion of Q4.
     o    Captured 12 new design-in wins at OEM customers in Q4.
     o Won design-in order and shipped MagnaTran(TM) vacuum robots to a major North American equipment manufacturer to replace its in-house designed robot on a vacuum tool platform.
     o Shipped Marathon Express(TM) vacuum systems to Surface Technology Systems (STS), a market leader in deep silicon plasma etching for the MEMS market.
     o Introduced and took orders for the new Marathon 2(TM) (M2) vacuum transport system in July, with shipments to 3 customers through Q4.
     o Introduced and took orders for the new MagnaTran Radius vacuum transfer robot in July, capturing first design-in win at major customer during the quarter.
     o Provided customers with early preview of new generation of atmospheric tool automation products in July, with several evaluation units shipped to customers during the quarter.
     o Won order from 2 semiconductor fabs in China and a major semiconductor manufacturer in Japan for FACTORYworks(TM) manufacturing execution system (MES).
     o Won order from a large European semiconductor manufacturer's Malaysia facility for multiple applications including FACTORYworks MES, Real Time Dispatcher(TM), Xsite(TM) maintenance management and Autosched AP(TM).
     o    Won major order for 300works(TM) services from large European fab.
     o Won order from major Korean TFT-LCD flat panel display manufacturer for Activity Manager(TM)and other execution software, the second Gen 7+ fab for this customer.

CONFERENCE CALL AND WEBCAST

Brooks Automation will host a conference call at 4:30 p.m. Eastern, November 9, 2005 to review its fourth fiscal quarter 2005 and full fiscal year 2005 results. On the call, management will discuss the information contained in this announcement and answer related questions.

Conference Call Date:    Wednesday, November 9, 2005
Time:                    4:30 p.m. Eastern

Dial in #:               (719) 457-2638
Passcode:                4586046

A live Webcast of this conference call will be available in the investor relations section of the Brooks Automation web site, http://investor.brooks.com under the title "Brooks Automation Fourth Quarter Fiscal 2005 Earnings Webcast."

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PRESS RELEASE

An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation Fourth Quarter Fiscal 2005 Earnings Webcast." A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 7:00 p.m. Eastern, Wednesday, November 9, 2005, and available 7 days. The passcode for the replay is 4586046.

ABOUT BROOKS AUTOMATION, INC.

Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company's advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

"SAFE HARBOR" STATEMENT UNDER SECTION 21E OF THE SECURITIES EXCHANGE ACT OF
1934:

Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, the benefits of the acquisition of Helix and the outlook of the semiconductor and discrete manufacturing industries. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of our software products and services in industries outside of the semiconductor industry; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; our ability to successfully integrate Helix's operations and employees; the risk that the cost savings and any other synergies from the Helix acquisition may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Helix acquisition will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K, current reports on Form 8-k and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

# # #

All trademarks contained herein are the property of their respective owners.

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PRESS RELEASE

                             BROOKS AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                         September 30,   September 30,
                                                                              2005            2004
                                                                         -------------   -------------
ASSETS
Cash, cash equivalents and marketable securities                         $     324,023   $     255,367
Accounts receivable, net                                                        77,555         122,889
Inventories                                                                     48,434          71,614
Other current assets                                                            16,077          11,265
                                                                         -------------   -------------
     Total current assets                                                      466,089         461,135

Property, plant and equipment, net                                              54,165          58,507
Long-term marketable securities                                                 32,935          73,743
Intangible assets, net                                                          65,922          68,963
Other assets                                                                     4,969           8,691
                                                                         -------------   -------------
      Total assets                                                       $     624,080   $     671,039
                                                                         =============   =============

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities                                                      $     125,095   $     166,998
Convertible subordinated notes                                                 175,000         175,000
Other long-term liabilities                                                     13,090          15,228
                                                                         -------------   -------------
      Total liabilities                                                        313,185         357,226
Minority interests                                                               1,060             918
Stockholders' equity                                                           309,835         312,895
                                                                         -------------   -------------
       Total liabilities, minority interests and stockholders' equity    $     624,080   $     671,039
                                                                         =============   =============
     Cash, cash equivalents, short-term and long-term marketable securities
        September 30, 2005                                               $     356,958
        June 30, 2005                                                    $     349,724
        March 31, 2005                                                   $     351,214
        December 31, 2004                                                $     338,377
        September 30, 2004                                               $     329,110

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                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                  THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                               -------------------------   -------------------------
                                                                  2005          2004          2005          2004
                                                               -----------   -----------   -----------   -----------
Revenues                                                       $   103,299   $   162,344   $   463,746   $   535,053
Cost of revenues                                                    66,508        97,685       300,944       332,260

Gross profit                                                        36,791        64,659       162,802       202,793

Operating expenses:
  Research and development                                          14,696        17,279        62,771        65,821
  Selling, general and administrative                               22,457        24,931        83,152        87,074
  Amortization of acquired intangible assets                           736           891         3,100         3,663
  Restructuring charges                                              7,055         2,304        16,542         5,356
                                                                    44,944        45,405       165,565       161,914

Income (loss) from continuing operations                            (8,153)       19,254        (2,763)       40,879

Interest expense (income), net                                        (461)          854           185         4,508
Other (income) expense, net                                         (1,046)          375        (1,752)          911

Income (loss) from continuing operations before income
 taxes and minority interests                                       (6,646)       18,025        (1,196)       35,460

Income tax provision                                                   939         2,500         5,204         8,053

Income (loss)  from continuing operations before
 minority interests                                                 (7,585)       15,525        (6,400)       27,407

Minority interests in income of consolidated subsidiary                 69            27           141           211

Income (loss) from continuing operations                            (7,654)       15,498        (6,541)       27,196

Income (loss) from discontinued operations, net of
 income taxes                                                           38        (7,468)       (3,516)       (9,475)

Net income (loss)                                              $    (7,616)  $     8,030   $   (10,057)  $    17,721

Basic income (loss) per share from continuing operations       $     (0.17)  $      0.35   $     (0.15)  $      0.63
Basic income (loss) per share from discontinued
 operations                                                           0.00         (0.17)        (0.08)        (0.22)
Basic income (loss) per share                                  $     (0.17)  $      0.18   $     (0.22)  $      0.41

Diluted income (loss)  per share from continuing
 operations                                                    $     (0.17)  $      0.35   $     (0.15)  $      0.63
Diluted income (loss) per share from discontinued
 operations                                                           0.00         (0.17)        (0.08)        (0.22)
Diluted income (loss) per share                                $     (0.17)  $      0.18   $     (0.22)  $      0.41

Shares used in computing earnings (loss) per share
  Basic                                                             45,102        44,642        44,919        43,006
  Diluted                                                           45,102        44,837        44,919        43,469

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